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                         [KIRKLAND & ELLIS LETTERHEAD]

                                   EXHIBIT 5.1

                                   June 19, 2000


The Allstate Corporation
2775 Sanders Road
Northbrook, Illinois 60062

                  Re: Registration of Securities

Ladies and Gentlemen:

         We are acting as counsel to The Allstate Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of the Company's senior and subordinated unsecured debt securities (the "Debt Securities"), preferred stock, par value $1.00 per share (the "Preferred Stock"), preferred securities guarantees (the "Preferred Securities Guarantees") and warrants to purchase Debt Securities (the "Warrants") (collectively, the "Securities"), pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about June 19, 2000 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Debt Securities are to be issued pursuant to the Indenture, dated December 16, 1997, as amended by the Third Supplemental Indenture dated as of July 23, 1999, and as further amended by the Sixth Supplemental Indenture dated as of June 12, 2000, between the Company and State Street Bank and Trust Company, as Trustee as may be supplemented by one or more supplemental indentures (as so supplemented, the "Senior Indenture") or the Indenture, dated November 25, 1996, as amended by the Third Supplemental Indenture dated as of July 23, 1999 and as further amended by the Fourth Supplemental Indenture dated as of June 12, 2000, between the Company and State Street Bank and Trust Company, as Trustee, as may be supplemented by one or more supplemental indentures in the form set forth as an exhibit to the Registration Statement (as so supplemented, the "Subordinated Indenture," together with the Senior Indenture, the "Indentures"). The Warrants are to be issued pursuant to a Debt Warrant Agreement in the form set forth as an exhibit to the Registration Statement to be entered into by the Company and a bank or trust company as Debt Warrant Agent (the "Warrant Agreement"). The Preferred Securities Guarantees are to be issued in the form of the Preferred Securities Guarantee Agreement set forth as an exhibit to the Registration Statement (the "Guarantee Agreement") to be entered into by the Company and State Street Bank and Trust Company, as Trustee (the "Guarantee Trustee").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.



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         For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing qualification, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         (1) The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

         (2) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indentures and the terms of any series of Debt Securities, (iii) the Debt Securities shall have been issued in the form and containing the terms described in the Registration Statement, the Indentures and such corporate action, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (v) the Debt Securities have been authenticated by the Trustee, then, upon the happening of such events, the Debt Securities, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (3) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a Certificate of Designations relating thereto with the Secretary of State of the State of Delaware, (iii) such Certificate of Designations shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (v) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (vi) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and nonassessable.



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         (4)      When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrant Agreement (including a form of certificate evidencing the Warrants) and (iii) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (5) When, as and if: (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Guarantee Agreement with respect to preferred securities ("Preferred Securities") to be issued by Allstate Financing III, Allstate Financing IV, Allstate Financing V or Allstate Financing VI (the "Allstate Trusts"), (iii) the making and performing of the Guarantee Agreement is necessary or convenient to the conduct, promotion or attainment of the business of the Company and (iv) such Preferred Securities shall have been duly authorized for issuance by the applicable Allstate Trust's declaration of trust, as the same may be amended or restated from time to time (a "Declaration"), and duly executed issued and delivered by duly authorized trustees of the applicable Allstate Trust against payment of the consideration therefor and authenticated by the Guarantee Trustee, all in the manner provided for in the Declaration, then, upon the happening of such events, such Guarantee Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of:
(i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. In addition, our opinions expressed above regarding the enforceability of any guarantee are further limited by principles of law that may render guarantees unenforceable under circumstances where (i) the guaranteed obligations are materially modified without the consent of the guarantor or (ii) the beneficiary releases the primary obligor.



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         For purposes of the opinions in paragraph 1, we have relied exclusively upon a recent certificate issued by the Delaware Secretary of State, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter. For purposes of the other opinions above, we have assumed that (i) the Preferred Securities will have been validly issued and will be fully paid and non-assessable and (ii) the Declaration of each Allstate Trust has been duly authorized, executed and delivered by, and constitutes a valid, binding and enforceable obligation of, the parties thereto and that the Allstate Trusts have been duly organized and are validly existing in good standing as business trusts under Delaware law.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinion" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.



                                                     Yours very truly,

                                                     /s/ KIRKLAND & ELLIS

                                                     KIRKLAND & ELLIS